EXHIBIT 10.1

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amended and Restated Employment Agreement (the “Agreement”) is entered into as of December 26, 2024 by and among Sarcos Corp. (the “Company”), Palladyne AI Corp. (formerly known as Sarcos Technology and Robotics Corporation), the Company’s parent corporation (“Parent”) and Benjamin G. Wolff (“Executive” and, together with the Company and Parent, the “Parties”), and, effective as of January 1, 2025 (the “Effective Date”), amends and restates in its entirety the Employment Agreement entered into as of January 17, 2024 by and among the Parties (the “Prior Agreement”).

RECITALS

WHEREAS, Parent and the Company wish to continue to retain the services of Executive following the Effective Date, upon the terms and subject to the conditions set forth in this Agreement, and Executive wishes to continue to be employed by the Company on the terms and subject to the conditions set forth in this Agreement;

NOW THEREFORE, in consideration of the foregoing recital and the respective undertakings of the Company, Parent and Executive set forth below, the Company, Parent and Executive agree as follows:

1.
Duties and Obligations.
(a)
Duties and Scope of Employment. As of the Effective Date, Executive will continue to serve as the President and Chief Executive Officer of the Company and Parent and report to Parent’s Board of Directors (the “Board”). Executive will render business and professional services in the performance of Executive’s duties, consistent with Executive’s position within Parent and the Company, as will reasonably be assigned to Executive by the Board. The compensation and benefits provided to Executive hereunder are intended to compensate Executive for all services Executive performs for Company, Parent and any Affiliates during the Employment Term, including, without limitation, service as a member of the Board. Subject to the provisions of Section 6, beginning on the Effective Date and, continuing until December 31, 2027, Executive will be employed by Parent and the Company on the terms and subject to the conditions set forth in this Agreement (such term, the “Employment Term”).
(b)
Obligations. During the Employment Term, Executive will perform Executive’s duties faithfully and to the best of Executive’s ability and will devote Executive’s primary business efforts and time to Parent and the Company. Except as prohibited by applicable law, for the duration of the Employment Term, Executive agrees not to actively engage in any other employment, occupation, consulting activity or any other business or similar activities that materially interfere or conflict with Executive’s obligations to the Company without the Board’s prior approval. Notwithstanding the foregoing but subject to Parent’s Corporate Governance Guidelines and any other applicable Parent or Company policies, Executive may serve on the board of directors or equivalent body of one or more for-profit companies or non-profit organizations, in each case with the prior approval of the Board (such approval not to be unreasonably withheld or delayed), and Executive may continue to serve on the board of directors of Globalstar, Inc. Executive further agrees to comply with all Parent and/or Company policies, including, for the avoidance of any doubt, any insider trading policies and compensation clawback policies currently in existence or that may be adopted by the Company during the Employment Term.
(c)
Board Membership; Other Positions. Executive shall be nominated for re-election to the Board throughout the Employment Term as Chief Executive Officer of Parent. After the Employment Term, if the Board shall so request, Executive shall promptly (and in any event within three business days of such request) resign from the Board and all other positions at Parent and any of Parent’s subsidiaries, including the Company.
2.
At-Will Employment. Subject to the terms hereof, Executive’s employment with the Company will be “at-will” employment and may be terminated by the Company or by the Executive at any time with or without cause and with or without notice. However, as described in this Agreement, Executive may be entitled to severance benefits depending upon the circumstances of Executive’s termination of employment.
3.
Compensation.
(a)
Base Salary. During the Employment Term, the Company will pay Executive a base salary as compensation for Executive’s services (such base salary as may be amended from time to time, the “Base Salary”). For Executive’s services during the period beginning on January 1, 2025 and ending on December 31, 2025, Executive’s Base Salary will be set at a rate intended to provide Executive with net pay of approximately $1 per year after reduction (x) for applicable withholding and (y) for deductions for employee contributions allowing for full participation in the Company’s benefit plans. For Executive’s services during the remainder of the Employment Term beginning on January 1, 2026 and ending December 31, 2027, Executive’s Base Salary will be at a rate of $250,000 per year prior to applicable withholding and deductions. The Base Salary will be paid periodically in accordance with the Company’s normal payroll practices and be subject to applicable withholding and deductions.
(b)
Bonus. During the period beginning on January 1, 2025 and ending on December 31, 2025, Executive will not be entitled to participate in the Company’s annual bonus plan, but will be eligible to receive one or more discretionary bonuses and may participate in the Company’s annual bonus plan, in each case at the discretion of the Board or its duly authorized Committee (the “Committee”). During the remainder of the Employment Term beginning on January 1, 2026 and ending on December 31, 2027, Executive will be entitled to participate in the Company’s annual bonus plan, with a target annual bonus opportunity equal to 150% of Executive’s then-current Base Salary (the “Target Bonus”). Any such bonus, whether discretionary or under the annual bonus plan, will be based on achievement of performance goals set by the Committee and the Committee’s assessment of achievement of those goals as well as, if applicable, the terms and conditions of such annual bonus plan as may be approved by the Committee. Subject to Section 6 below, Executive’s receipt of any such bonus may be made subject to Executive’s continued employment with the Company through the applicable payment date, in which case such amount will not be earned if Executive’s employment with the Company terminates for any reason or no reason prior to the applicable payment date; provided that for the last bonus period of the Employment Term, Executive need only be employed through the end of the Employment Term for any such bonus to be earned and paid. To the extent that the Board or the Committee determines that a bonus has been earned by Executive for any year, the achieved amount of such bonus will be subject to applicable withholding and deductions and payable no later than March 15th of the following year.
(c)
Equity-Based Compensation. During the Employment Term, Executive will not be entitled to receive awards under Company’s equity incentive plan except as provided in this Section 3(c), but will be eligible to receive one or more additional equity awards at the discretion of the Board or the Committee. The Board or Committee will determine in its discretion whether Executive will be granted any such additional equity awards and the terms of any such equity awards in accordance with the terms of any applicable plan or arrangement that may be in effect from time to time.

Executive shall be entitled to receive a cash payment (the “Cash Payment”) as described in this Section 3(c) on the day that is five (5) business days after (such applicable date being the “Cash Payment Date”) the earliest to occur of (the “Vesting Conditions”): (i) Executive’s continued employment hereunder through and until October 31, 2027; (ii) the termination of Executive’s employment hereunder by the Company without Cause; (iii) the termination of Executive’s employment hereunder by Executive for Good Reason; (iv) Executive’s continued employment hereunder until a Change in Control and (v) termination of Executive’s employment hereunder due to death or by the Company for Disability. For the avoidance of doubt, if Executive terminates his employment with the Company without Good Reason or if the Company terminates Executive’s employment for Cause (in either case prior to any of the events in clauses (i) – (v) of the preceeding sentence, Executive will not be entitled to the Cash Payment. For purposes of clauses (i) – (iv) above, the Cash Payment shall be equal to 1,800,000 (as proportionately adjusted for any stock splits, dividends, combinations and the like) times the Stock FMV; and for purposes of clause (v) above, the Cash Payment shall be equal to 1,800,000 (as proportionately adjusted for any stock splits, dividends, combinations and the like) times the Stock FMV times a fraction, the numerator of which is the number of days from and including November 1, 2024 to and including the date on which Executive’s employment is terminated and the denominator of which is 1,035. The “Stock FMV” shall be (I) the volume-weighted average closing price per share of Parent’s common stock for the 10 consecutive trading days ending on the trading day immediately prior to the event triggering the Cash Payment or (II) if the Cash Payment is due to a Change in Control, the value of the consideration paid in the Change in Control per share of Parent’s common stock.

Notwithstanding the foregoing, if Parent on or after the Effective Date but no later than the day immediately prior to the Cash Payment Date grants Executive one or more restricted stock awards of common stock of Parent, which shall vest upon the earliest of the Vesting Conditions and in the same relative amount as the Cash Payment vests, subject to Executive’s continued service through such date and the terms and conditions of Parent’s form of restricted stock award agreement under which the award is granted and any equity incentive plan under which such award is granted (or any similar agreements containing substantially similar terms as such form and equity incentive plan) (such award or awards identified by the Committee or the Board as applying hereunder to reduce the Cash Payment, if any, collectively being the “Restricted Stock Award”), the Cash Payment shall be reduced by decreasing the 1,800,000 number (as may have been proportionately adjusted for any stock splits, dividends, combinations or the like) in the formula for determining the Cash Payment by 1.2 for every share subject to the Restricted Stock Award up to 1,500,000 shares subject to the Restricted Stock Award (as adjusted for any stock splits, dividends, combinations or the like).

4.
Employee Benefits. During the Employment Term, Executive will be entitled to participate in benefit plans and programs of the Company (including vacation and/or paid-time off), maintained by the Company for the benefit of its employees if any, on the same terms and conditions as other similarly-situated employees to the extent that Executive’s position, tenure, salary, age, health and other qualifications make Executive eligible to participate in such plans or programs, subject to the rules and regulations applicable thereto. The Company reserves the right to modify employee compensation and cancel or change the benefit plans and programs it offers to its employees at any time in its discretion.
5.
Expenses. The Company will reimburse Executive for reasonable travel, entertainment or other expenses incurred by Executive in the furtherance of or in connection with the performance of Executive’s duties hereunder, in accordance with the Company’s expense reimbursement policy as in effect from time to time.
6.
Termination of Employment; Severance; Conditions.
(a)
Accrued Compensation. If Executive’s employment with the Company or its Affiliates terminates for any reason, then Executive will receive all accrued but unpaid vacation, approved expense reimbursements, and Base Salary through the date of termination.
(b)
Termination without Cause or Resignation for Good Reason. If Executive’s employment is terminated (A) by the Company without Cause or (B) by Executive for Good Reason, in either case after the Effective Date and prior to the last day of the Employment Term, then, subject to Sections 6(g), 6(h) and 7, Executive will be entitled to receive the following severance benefits from the Company:
(i)
Salary Severance. A lump-sum payment, equal to Executive’s Base Salary for the period beginning on the first day following termination of Executive’s employment and ending on the last day of the Employment Term (the “Severance Period”) as determined for any particular portion of the Severance Period in accordance with Section 3(a) hereof, payable on the day sixty (60) days following the termination of Executive’s employment.
(ii)
Prior Year Bonus. If the termination of Executive’s employment ocurrs on or after January 1, 2027, a lump sum payment of any then earned but unpaid bonus for the fiscal year prior to the fiscal year in which the termination of Executive’s employment occurs, payable at the time that bonuses under the applicable bonus plan are paid to other executives and without regard to any requirement that Executive remain employed by the Company through the date of such payment.
(iii)
Bonus Severance. A lump-sum payment, equal to the Executive’s Target Bonus for each calendar year during the Employment Term that has not completed prior to the termination of Executive’s employment, payable on the day sixty (60) days following the termination of Executive’s employment.
(iv)
Continued Employee Benefits. If Executive elects continuation coverage pursuant to COBRA within the time period prescribed pursuant to COBRA for Executive and Executive’s eligible dependents, the Company will reimburse Executive for the premiums necessary to continue group health insurance benefits for Executive and Executive’s eligible dependents until the earliest of (A) twelve months from the termination date, (B) the end of the Severance Period, (C) the date upon which Executive and/or Executive’s eligible dependents becomes covered under similar plans or (D) the date upon which Executive ceases to be eligible for coverage under COBRA (such reimbursements, the “COBRA Premiums”). However, if the Company determines in its sole discretion that it cannot pay the COBRA Premiums without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company will in lieu thereof provide to Executive a taxable monthly payment in an amount equal to the monthly COBRA premium that Executive would be required to pay to continue Executive’s group health coverage in effect on the date of Executive’s termination of employment (which amount will be based on the premium for the first month of COBRA coverage), which payments will be made regardless of whether Executive elects COBRA continuation coverage and will commence on the month following Executive’s termination of employment and will end on the earlier of (x) the date upon which Executive obtains other employment or (y) the date the Company has paid an amount equal to the COBRA Premiums that would have been paid for the earlier of twelve months and the Severance Period. For the avoidance of doubt, the taxable payments in lieu of COBRA Premiums may be used for any purpose, including, but not limited to continuation coverage under COBRA, and will be subject to all applicable tax withholdings. Notwithstanding anything to the contrary under this Agreement, if at any time the Company determines in its sole discretion that it cannot provide the payments contemplated by the preceding sentence without violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), Executive will not receive such payment or any further reimbursements for COBRA premiums.
(c)
Voluntary Resignation; Termination for Cause. If Executive’s employment with the Company or its Affiliates terminates (i) voluntarily by Executive (other than for Good Reason) or (ii) for Cause by the Company, then Executive will not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company’s then existing severance and benefits plans and practices or pursuant to other written agreements with the Company.
(d)
Disability; Death. If the Company terminates Executive’s employment as a result of Executive’s Disability, or Executive’s employment terminates due to Executive’s death, then, subject to Sections 6(g) and (h) and 7, vesting will accelerate with respect to a pro-rated portion of the Restricted Stock Award to the extent outstanding and unvested upon such termination, based on the number of days of Executive’s actual service in the vesting period for such award relative to the total number of days in such period, and Executive will not be entitled to receive any other severance or other benefits except for those (if any) as may then be established under the Company’s then existing written severance and benefits plans and practices or pursuant to other written agreements between Executive or the Company or Parent, as applicable.
(e)
Exclusive Remedy. In the event of a termination of Executive’s employment with the Company or its Affiliates, the provisions of this Section 6 are intended to be and are exclusive and in lieu of any other rights or remedies to which Executive or the Company may otherwise be entitled, whether at law, tort or contract, in equity. Executive will be entitled to no benefits, compensation or other payments or rights upon termination of employment other than those benefits expressly set forth in this Section 6.
(f)
Non-duplication of Payment or Benefits. Notwithstanding any provision of this Agreement to the contrary, if Executive is entitled to any cash severance, continued health coverage benefits, vesting acceleration of any Awards, or other severance or separation benefits similar to those provided under this Agreement, by operation of applicable law or under a plan, policy, contract, or arrangement sponsored by or to which the Company is a party other than this Agreement (“Other Benefits”), then the corresponding severance payments and benefits under this Agreement will be reduced by the amount of Other Benefits paid or provided to Executive.
(g)
Separation Agreement and Release of Claims. The payment of any severance set forth in Section 6(b) above is contingent upon Executive signing and not revoking a separation and release of claims agreement with the Company (which may include an agreement not to disparage the Company, non-solicit provisions and/or other standard terms and conditions) in a form reasonably acceptable to the Company (the “Release”) upon or following Executive’s separation from service and such Release becoming effective no later than sixty (60) days following Executive’s separation from service (such deadline, the “Release Deadline”). If the Release does not become effective by the Release Deadline, Executive will forfeit any rights to severance under this Agreement. In no event will severance payments or benefits be paid or provided until the Release actually becomes effective. Any severance payments and benefits under this Agreement will be paid on, or, in the case of installments, will not commence until, the sixtieth (60th) day following Executive’s separation from service, or, if later, such time as required by Section 7(b)(ii). Except as required by Section 7(b)(ii), any payments and benefits that would have been made to Executive during the sixty (60)-day period immediately following Executive’s separation from service but for the preceding sentence will be paid to Executive on the sixtieth (60th) day following Executive’s separation from service and the remaining payments will be made as provided in this Agreement. In no event will Executive have discretion to determine the taxable year of payment of any severance payments or benefits.
(h)
Confidentiality Agreement. Executive’s receipt of any payments or benefits under Section 6 will be subject to Executive complying with: (i) the terms of the Confidentiality Agreement (as defined in Section 10), and (ii) the provisions of this Agreement. In the event Executive breaches the provisions of this Section 6(h), all continuing payments and benefits to which Executive may otherwise be entitled to pursuant to Section 6 will immediately cease.
(i)
No Duty to Mitigate. Executive will not be required to mitigate the amount of any payment contemplated by this Agreement, nor will any earnings that Executive may receive from any other source reduce any such payment.
7.
Section 409A.
(a)
Notwithstanding anything to the contrary in this Agreement, no Deferred Payments, if any, payable to Executive pursuant to this Agreement will be payable until Executive has a “separation from service” within the meaning of Section 409A of the Code and the final regulations and official guidance thereunder (“Section 409A”). Similarly, no severance payable to Executive, if any, pursuant to this Agreement that otherwise would be exempt from Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(9) will be payable until Executive has a “separation from service” within the meaning of Section 409A.
(b)
Notwithstanding anything to the contrary in this Agreement, if Executive is a “specified employee” within the meaning of Section 409A at the time of Executive’s separation from service (other than due to death), then the Deferred Payments, if any, that are payable within the first six (6) months following Executive’s separation from service, will become payable on the date six (6) months and one (1) day following the date of Executive’s separation from service. All subsequent Deferred Payments, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit. Notwithstanding anything herein to the contrary, if Executive dies following Executive’s separation from service, but prior to the six (6) month anniversary of the separation from service, then any payments delayed in accordance with this Section 7(b)(ii) will be payable in a lump sum as soon as administratively practicable after the date of Executive’s death and all other Deferred Payments will be payable in accordance with the payment schedule applicable to each payment or benefit. Each payment, installment and benefit payable under this Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.
(c)
Any severance payment that satisfies the requirements of the “short-term deferral” rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations will not constitute Deferred Payments for purposes herein. Any amount paid under this Agreement that qualifies as a payment made as a result of an involuntary separation from service pursuant to Section 1.409A-1(b)(9)(iii) of the Treasury Regulations that does not exceed the Section 409A Limit (as defined below) will not constitute Deferred Payments for purposes herein. Any payments or benefits due under Section 6 of this Agreement will be paid as provided under this Agreement, but in no event later than the last day of the second taxable year of Executive following Executive’s taxable year in which Executive’s separation from service from the Company occurs.
(d)
For purposes of this Agreement, “Section 409A Limit” means two (2) times the lesser of: (x) Executive’s annualized compensation based upon the annual rate of pay paid to Executive during Executive’s taxable year preceding Executive’s taxable year of Executive’s termination of employment as determined under, and with such adjustments as are set forth in, Treasury Regulation 1.409A-1(b)(9)(iii)(A)(1) and any Internal Revenue Service guidance issued with respect thereto, or (y) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for the year in which Executive’s employment is terminated.
(e)
The foregoing provisions are intended to comply with or be exempt from the requirements of Section 409A so that none of the severance or other payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to so comply or be exempt. In no event will the Company have any liability or obligation to reimburse, indemnify, or hold harmless Executive for any taxes or costs that may be imposed on or incurred by Executive as a result of Section 409A. Executive and the Company agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to Executive under Section 409A.
8.
Tax Indemnification.
(a)
Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment, benefit, vesting or distribution to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 8) (each, a “Payment”) would be subject to the excise tax (“Excise Tax”) imposed by Section 4999 of the Code or any interest or penalties are incurred by Executive with respect to such Excise Tax with respect to a “change in control event” within the meaning of Section 280G of the Code that occurs on or before the one-year anniversary of the end of the Employment Term, then Executive shall be entitled to receive from the Company a payment (a “Gross-Up Payment”) in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income and employment taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. For purposes of calculating the Gross-Up Payment, Executive shall be deemed to pay income taxes at the highest applicable marginal rate of federal, state or local income taxation for the calendar year in which the Gross-Up Payment is to be made.
(b)
Subject to the provisions of Section 8(c), all determinations required to be made under this Section 8, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by one of the four (4) largest national accounting firms reasonably acceptable to the Company (the “Accounting Firm”) in accordance with the principles of §280G of the Code. For purposes of making the calculations required by this Section 8, the Accounting Firm may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the code, and other applicable legal authority. The Accounting Firm shall provide detailed supporting calculations both to the Company and Executive within 15 business days of the receipt of notice from Executive that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 8, shall be paid by the Company to Executive within five days of the later of (i) the due date for the payment of any Excise Tax, and (ii) the receipt of the Accounting Firm’s determination. Any determination by the Accounting Firm shall be binding upon the Company and Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (“Underpayment”) or that Gross-Up Payments which have been made by the Company should not have been made (“Overpayment”), consistent with the calculations required to be made hereunder. In the event that the Accounting Firm subsequently determines that there has been an Underpayment or the Company exhausts its remedies pursuant to Section 8(c) and Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive. In the event that the Accounting Firm subsequently determines that there has been an Overpayment or the amount of the Excise Tax becomes the subject of a Final Determination, the Accounting Firm shall determine the amount of any Overpayment that has occurred and Executive shall pay the amount of such Overpayment to the Company, provided that Executive has not paid such amounts to the Internal Revenue Service in which case Executive shall take reasonable actions with the assistance of the Company (and at the Company’s expense) to secure a refund of such Overpayment from the Internal Revenue Service, which refund, when received, shall be paid over to the Company.
(c)
Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up

Payment. Such notification shall be given as soon as practicable but no later than ten business days after Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive shall:
(i)
give the Company any information reasonably requested by the Company relating to such claim,
(ii)
take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,
(iii)
cooperate with the Company in good faith in order effectively to contest such claim, and
(iv)
permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 8(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Executive, on an interest-free basis and shall indemnify and hold Executive harmless, on an after-tax basis from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company’s control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

(d)
If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 8(c), Executive becomes entitled to receive any refund with respect to such claim, Executive shall (subject to the Company’s complying with the requirements of Section 8(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 8(c), a determination is made that Executive shall not be entitled to any refund with respect to such claim and the Company does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.
(e)
For the purposes of this Section 8, any reference to Executive shall be deemed to include Executive’s surviving spouse, estate and/or beneficiaries with respect to payments or adjustments provided by this Section 8.
(f)
Any Gross-Up Payment or amount of Underpayment payable hereunder will be paid at the time provided in this Section 8, but in any event no later than the end of the calendar year next following the calendar year in which Executive remits the related taxes.
9.
Definitions.
(a)
“Affiliate” means Parent and its direct and indirect subsidiaries.
(b)
“Board” means Parent’s board of directors.
(c)
“Cause” means the occurrence of any of the following actions or events: (i) Executive’s willful material misconduct or material breach of any written agreement between Executive and the Company (including without limitation this Agreement or the Executive’s Confidentiality Agreement), (ii) Executive’s conviction of, or plea of guilty or no contest to, any felony, or of or to a crime involving moral turpitude, (iii) the performance of an illegal act by Executive while purporting to act on the Company's behalf, or engaging in activities directly in competition or antithetical to the best interests of the Company or any Affiliate, including but not limited to material personal dishonesty, in each case, which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or any Affiliate, (iv) fraud or unauthorized use or disclosure of confidential information or trade secrets of the Company or any Affiliate or any other party to whom Executive owes an obligation of nondisclosure as a result of Executive’s relationship with the Company, (v) an intentional violation of any federal, state or local law or regulation applicable to the Company or any Affiliate or their business, or (vi) Executive’s continued failure to perform Executive’s duties or responsibilities to the Company or any Affiliate or deliberate violation of a Company policy, including but not limited to those relating to insider trading or sexual harassment in each case as determined by the Board, in its sole discretion. Notwithstanding the foregoing, Cause shall only exist after; (x) the Board delivers written notice to Executive of the Board’s determination that Cause exists; (y) such notice sets forth in reasonable detail such facts and circumstances, along with the Board’s determination, in its discretion, of whether such events are reasonably capable of being corrected; and (z) only if the Board has determined that such events are reasonably capable of being corrected, Executive has failed to fully correct any of the events listed above within 10 days following delivery to Executive of the Board’s written notice of its determination that Cause exists. For the avoidance of doubt, in the event the Board determines, in its discretion, that such events constituting Cause are not reasonably capable of being corrected, Cause shall be deemed to exist immediately upon the Board’s delivery of the written notice described in the foregoing clauses (x) and (y).
(d)
“Change in Control” has the meaning of “Change in Control” as defined in Parent’s 2021 Equity Incentive Plan.
(e)
“Code” means the Internal Revenue Code of 1986, as amended.
(f)
“Company Group” means the Company, Parent, and other Affiliates.
(g)
“Deferred Payments” means any severance pay or benefits to be paid or provided to Executive (or Executive’s estate or beneficiaries) pursuant to this Agreement or any other agreement, that in each case, when considered together, are considered deferred compensation under Section 409A. Disability.
(h)
“Disability” means Executive (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Company employees.
(i)
“Good Reason” means the occurrence of one or more of the following events without Executive’s express written consent: (i) a material reduction of Executive’s duties, authorities, or responsibilities relative to Executive’s duties, authorities, or responsibilities in effect immediately prior to the reduction; (ii) a material reduction in Executive’s annual base salary; provided, however, that, a reduction of annual base salary that also applies to substantially all other similarly situated employees of the Company will not constitute “Good Reason”; (iii) a material change in the geographic location of Executive’s primary work facility or location by more than 50 miles from Executive’s then-present location; provided, that a relocation to a location that is within 50 miles from Executive’s then-present primary residence will not be considered a material change in geographic location, or (iv) failure of a successor corporation to assume the obligations under Executive’s employment agreement with the Company. In order for the termination to be for Good Reason, Executive must not terminate Executive’s employment with the Company without first providing written notice to the Company of the acts or omissions constituting the grounds for “Good Reason” within 60 days of the initial existence of the grounds for “Good Reason” and a cure period of 30 days following the date of written notice (the “Cure Period”), the grounds must not have been cured during that time, and Executive must terminate Executive’s employment within 30 days following the Cure Period.
(j)
“Protected Activity” includes filing and/or pursuing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”).

10.
Confidential Information. Executive agrees to comply with the Company’s Employee Intellectual Property and Non-Compete Agreement executed by Executive (the “Confidentiality Agreement”) as of January 17, 2024, provided that nothing in this Agreement or the Confidentiality Agreement shall prevent Executive from engaging in Protected Activity. Executive understands that in connection with such Protected Activity, Executive is permitted to disclose documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Executive agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information under the Confidentiality Agreement to any parties other than the Government Agencies. Executive further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications or attorney work product. Any language in the Confidentiality Agreement regarding Executive’s right to engage in Protected Activity that conflicts with, or is contrary to, this section is superseded by this Agreement. In addition, pursuant to the Defend Trade Secrets Act of 2016, Executive is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
11.
No Conflicting Obligations. Executive confirms that Executive is not under any existing obligations that may impact Executive’s eligibility to be employed by the Company or limit the manner in which Executive may be employed. Executive agrees not to bring any third-party confidential information to the Company, including that of Executive’s former employer, and that Executive will not in any way utilize any such information in performing Executive’s duties for the Company.
12.
Successors.
(a)
The Company’s Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets will assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term “Company” will include any successor to the Company’s business and/or assets which executes and delivers the assumption agreement described in this Section 12(a) or which becomes bound by the terms of this Agreement by operation of law.
(b)
Executive’s Successors. The terms of this Agreement and all rights of Executive hereunder will inure to the benefit of, and be enforceable by, Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

13.
Notices. Notices and all other communications contemplated by this Agreement will be in writing and will be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid or when delivered by a private courier service such as UPS, DHL or Federal Express that has tracking capability. In the case of Executive, mailed notices will be addressed to Executive at the home address which Executive most recently communicated to the Company in writing. In the case of the Company, mailed notices will be addressed to its corporate headquarters, and all notices will be directed to the Chief Legal Officer of the Company.
14.
Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.
15.
Integration. This Agreement, together with the Confidentiality Agreement (and any other prior agreement between Executive and Company, Parent or any Affiliate regarding the Company Group’s proprietary rights, including, for example, non-disclosure of confidential information, intellectual property assignment and restrictive covenants) represents the entire agreement and understanding between the Parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral as to the subject matter herein, including the Prior Agreement, but this Agreement does not supersede Executive’s equity award agreements or indemnification agreement. This Agreement may be modified only by agreement of the Parties by a written instrument executed by the Parties that is designated as an amendment to this Agreement.
16.
Waiver of Breach. No provision of this Agreement will be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Executive and by an authorized officer of the Company (other than Executive). The waiver of a breach of any term or provision of this Agreement will not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.
17.
Arbitration.
(a)
General. IN CONSIDERATION OF EXECUTIVE’S EMPLOYMENT WITH THE COMPANY, THE COMPANY’S PROMISE TO ARBITRATE ALL EMPLOYMENT-RELATED DISPUTES WITH EXECUTIVE, AND EXECUTIVE’S RECEIPT OF THE COMPENSATION AND OTHER BENEFITS PAID OR PROVIDED TO EXECUTIVE BY THE COMPANY AT PRESENT AND IN THE FUTURE, EXECUTIVE AGREES THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES THAT EXECUTIVE MAY HAVE WITH THE COMPANY (INCLUDING ANY COMPANY EMPLOYEE, OFFICER, DIRECTOR, TRUSTEE, OR BENEFIT PLAN OF THE COMPANY, IN THEIR CAPACITY AS SUCH OR OTHERWISE), ARISING OUT OF, RELATING TO, OR RESULTING FROM EXECUTIVE’S EMPLOYMENT OR RELATIONSHIP WITH THE COMPANY OR THE TERMINATION OF EXECUTIVE’S EMPLOYMENT OR RELATIONSHIP WITH THE COMPANY, INCLUDING ANY BREACH OF ANY AGREEMENT BETWEEN THE PARTIES, INCLUDING THIS AGREEMENT AND THE CONFIDENTIALITY AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION PURSUANT TO THE FEDERAL ARBITRATION ACT (9 U.S.C. SEC. 1 ET SEQ.) (THE “FAA”). THE FAA’S SUBSTANTIVE AND PROCEDURAL PROVISIONS SHALL EXCLUSIVELY GOVERN AND APPLY WITH FULL FORCE AND EFFECT TO THIS ARBITRATION

AGREEMENT, INCLUDING ITS ENFORCEMENT. ANY STATE COURT OF COMPETENT JURISDICTION SHALL STAY PROCEEDINGS PENDING ARBITRATION OR COMPEL ARBITRATION IN THE SAME MANNER AS A FEDERAL COURT UNDER THE FAA. EXECUTIVE FURTHER AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, EXECUTIVE MAY BRING ANY ARBITRATION PROCEEDING ONLY IN EXECUTIVE’S INDIVIDUAL CAPACITY, AND NOT AS A PLAINTIFF, REPRESENTATIVE, OR CLASS MEMBER IN ANY PURPORTED CLASS, COLLECTIVE, OR REPRESENTATIVE LAWSUIT OR PROCEEDING. EXECUTIVE AGREES TO ARBITRATE ANY AND ALL COMMON LAW AND/OR STATUTORY CLAIMS UNDER LOCAL, STATE, OR FEDERAL LAW, INCLUDING, BUT NOT LIMITED TO, CLAIMS UNDER THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, THE FAIR LABOR STANDARDS ACT, STATE AND LOCAL WAGE PAYMENT LAWS, THE FAMILY AND MEDICAL LEAVE ACT, THE UTAH ANTIDISCRIMINATION ACT, THE TEXAS COMMISSION ON HUMAN RIGHTS ACT, AND OTHER STATE AND LOCAL ANTI-DISCRIMINATION LAWS, FEDERAL ANTIDISCRIMINATION LAWS (INCLUDING TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AND THE OLDER WORKERS BENEFIT PROTECTION ACT), CLAIMS RELATING TO EMPLOYMENT STATUS, CLASSIFICATION AND RELATIONSHIP WITH THE COMPANY, AND CLAIMS OF DISCRIMINATION, HARASSMENT, RETALIATION, WRONGFUL TERMINATION AND BREACH OF CONTRACT, EXCEPT AS PROHIBITED BY LAW. EXECUTIVE ALSO AGREES TO ARBITRATE (EXCEPT AS PROHIBITED BY LAW) ANY AND ALL DISPUTES ARISING OUT OF OR RELATING TO THE INTERPRETATION OR APPLICATION OF THIS AGREEMENT TO ARBITRATE, BUT NOT DISPUTES ABOUT THE ENFORCEABILITY, REVOCABILITY OR VALIDITY OF THIS AGREEMENT TO ARBITRATE OR ANY PORTION HEREOF. WITH RESPECT TO ALL SUCH CLAIMS AND DISPUTES THAT EXECUTIVE AGREES TO ARBITRATE, EXECUTIVE HEREBY EXPRESSLY AGREES TO WAIVE, AND DOES WAIVE, ANY RIGHT TO A TRIAL BY JURY. EXECUTIVE FURTHER UNDERSTANDS THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE COMPANY MAY HAVE WITH EXECUTIVE. EXECUTIVE UNDERSTANDS THAT NOTHING IN THIS AGREEMENT REQUIRES EXECUTIVE TO ARBITRATE CLAIMS THAT CANNOT BE ARBITRATED UNDER APPLICABLE LAW, SUCH AS THE SARBANES-OXLEY ACT. SIMILARLY, NOTHING IN THIS AGREEMENT PROHIBITS EXECUTIVE FROM ENGAGING IN PROTECTED ACTIVITY (AS DEFINED HEREIN).
(b)
Administration of Arbitration. EXECUTIVE AGREES THAT ANY ARBITRATION WILL BE ADMINISTERED BY JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (THE “JAMS RULES”), WHICH ARE AVAILABLE AT http://www.jamsadr.com/rules-employment-arbitration/ AND FROM THE COMPANY. IF THE JAMS RULES CANNOT BE ENFORCED AS TO THE ARBITRATION, THEN THE PARTIES AGREE THAT THEY WILL UTILIZE THE JAMS COMPREHENSIVE ARBITRATION RULES AND PROCEDURES OR SUCH RULES AS THE ARBITRATOR MAY DEEM MOST APPROPRIATE FOR THE DISPUTE. EXECUTIVE AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS, APPLYING THE STANDARDS SET FORTH

FOR SUCH MOTIONS UNDER APPLICABLE UTAH LAW, INCLUDING UTAH’S RULES OF CIVIL PROCEDURE. EXECUTIVE AGREES that the arbitrator shall issue a written decision on the merits. EXECUTIVE ALSO AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, WHERE PERMITTED BY APPLICABLE LAW. EXECUTIVE agreeS that the decree or award rendered by the arbitrator may be entered as a final and binding judgment in any court having jurisdiction thereof. EXECUTIVE UNDERSTANDS THAT THE COMPANY WILL PAY FOR ANY ADMINISTRATIVE OR HEARING FEES CHARGED BY THE ARBITRATOR OR JAMS EXCEPT THAT EXECUTIVE SHALL PAY ANY FILING FEES ASSOCIATED WITH ANY ARBITRATION THAT EXECUTIVE INITIATES, BUT ONLY SO MUCH OF THE FILING FEES AS EXECUTIVE WOULD HAVE INSTEAD PAID HAD EXECUTIVE FILED A COMPLAINT IN A COURT OF LAW THAT WOULD HAVE HAD JURISDICTION OVER SUCH COMPLAINT. EXECUTIVE agreeS that any arbitration under this Agreement shall be conducted in SALT LAKE County, UTAH.
(c)
Remedy. EXCEPT FOR THE PURSUIT OF ANY PROVISIONAL REMEDY PERMITTED UNDER THE FAA OR UTAH CODE SECTION 109 OF THE UTAH UNIFORM ARBITRATION ACT (THE “ACT”), OR AS OTHERWISE PROVIDED BY THIS AGREEMENT, EXECUTIVE AGREES THAT ARBITRATION SHALL BE THE SOLE, EXCLUSIVE, AND FINAL REMEDY FOR ANY DISPUTE BETWEEN EXECUTIVE AND THE COMPANY. EXECUTIVE ACKNOWLEDGES AND AGREES THAT POTENTIAL BREACHES OR THREATENED BREACHES OF THE CONFIDENTIALITY AGREEMENT WILL CAUSE IRREPARABLE INJURY AND THAT MONEY DAMAGES WILL NOT PROVIDE AN ADEQUATE REMEDY THEREFOR, AND BOTH PARTIES CONSENT TO THE ISSUANCE OF AN INJUNCTION, WHETHER IN ARBITRATION OR IN CONNECTION WITH THE PROVISIONAL REMEDIES PERMITTED UNDER THE FAA OR THE ACT, WITHOUT THE POSTING OF A BOND. IN THE EVENT EITHER PARTY SEEKS SUCH INJUNCTIVE RELIEF, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER REASONABLE COSTS AND ATTORNEYS’ FEES.
(d)
Administrative Relief. EXECUTIVE UNDERSTANDS THAT THIS AGREEMENT DOES NOT PROHIBIT EXECUTIVE FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE, OR FEDERAL ADMINISTRATIVE BODY OR GOVERNMENT AGENCY THAT IS AUTHORIZED TO ENFORCE OR ADMINISTER LAWS RELATED TO EMPLOYMENT, INCLUDING, BUT NOT LIMITED TO, THE UTAH LABOR COMMISSION, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION, THE NATIONAL LABOR RELATIONS BOARD, THE SECURITIES AND EXCHANGE COMMISSION, OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE EXECUTIVE FROM PURSUING A COURT ACTION REGARDING ANY SUCH CLAIM, EXCEPT AS PERMITTED BY LAW.
(e)
Voluntary Nature of Agreement. EXECUTIVE ACKNOWLEDGES AND AGREES THAT EXECUTIVE IS EXECUTING THIS AGREEMENT TO ARBITRATE VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE

COMPANY OR ANYONE ELSE. EXECUTIVE FURTHER ACKNOWLEDGES AND AGREES THAT EXECUTIVE HAS CAREFULLY READ THIS AGREEMENT AND THAT EXECUTIVE HAS ASKED ANY QUESTIONS NEEDED FOR EXECUTIVE TO UNDERSTAND THE TERMS, CONSEQUENCES, AND BINDING EFFECT OF THIS AGREEMENT TO ARBITRATE AND DOES FULLY UNDERSTAND IT, INCLUDING THAT EXECUTIVE IS WAIVING EXECUTIVE’S RIGHT TO A JURY TRIAL. EXECUTIVE AGREES THAT EXECUTIVE HAS BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF EXECUTIVE’S CHOICE BEFORE SIGNING THIS AGREEMENT.
18.
Headings. All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.
19.
Tax Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.
20.
Governing Law; Venue. Except for the Arbitration provision herein, which is governed by the FAA, this Agreement will be governed by the laws of the State of Texas without regard to its conflict of laws principles to the extent they would result in the application of the laws of another jurisdiction. To the extent that any lawsuit is permitted under this Agreement, the Parties expressly consent to the personal and exclusive jurisdiction and venue of the state and federal courts located in or otherwise having jurisdiction over Salt Lake County, Utah.
21.
Acknowledgment. Executive acknowledges that Executive has had the opportunity to discuss this matter with and obtain advice from Executive’s private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement.
22.
Counterparts. This Agreement may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.

IN WITNESS WHEREOF, each of the Parties has executed this Agreement, in the case of the Company by their duly authorized officers, as of the day and year first above written.

COMPANY:

SARCOS CORP.

By: /s/ Trevor Thatcher

Name: Trevor Thatcher

Title: Chief Financial Officer

PARENT:

PALLADYNE AI CORP.

By: /s/ Dennis Weibling

Name: Dennis Weibling

Title: Chairman of the Board

EXECUTIVE:

By: /s/ Benjamin G. Wolff

Benjamin G. Wolff

[SIGNATURE PAGE TO BENJAMIN WOLFF AMENDED AND RESTATED EMPLOYMENT AGREEMENT]